EXHIBIT 99.1

Camber Energy Discloses Receipt of Notice From NYSE American

HOUSTON, TX / ACCESSWIRE / May 24, 2021 -- Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”), an independent oil and gas company, announced that on May 21, 2021, it was notified by the NYSE American (the “Exchange”) that the Company was not in compliance with the Exchange’s continued listing standards as set forth in set forth in Section 1007 of the NYSE American Company Guide (the “Company Guide”) given the Company failed to timely file (the “Filing Delinquency”) its Form 10-K for the 9-month period ended December 31, 2020 (the “Report”). The delinquency will be cured via the filing of the Report.

The Company previously filed a Form 12b-25 with the Securities and Exchange Commission on May 6, 2021, to extend the due date for the Report. The Form 12b-25 disclosed that the Report was unable to be filed on time due to delays in assembling the financial information required to be reviewed by the Company’s independent auditor, and in completing the accounting of certain transactions affecting the Company. Such further delay in filing the Report past the deadline set forth in the Form 12b-25 is due to issues that have arisen in connection with (i) finalizing the determination of the fair values of both assets and liabilities associated with the Company’s acquisition of a controlling interest in Viking Energy Group, Inc. in December of 2020, and (ii) key personnel changes at the Company’s independent auditing firm. The Company is taking steps to complete the required accounting and plans to file the Report as soon as practicable.

During the six-month period from the date of the Filing Delinquency (the “Initial Cure Period”), the Exchange will monitor the Company and the status of the Report and any subsequent delayed filings, including through contact with the Company, until the Filing Delinquency is cured. If the Company fails to cure the Filing Delinquency within the Initial Cure Period, the Exchange may, in the Exchange's sole discretion, allow the Company’s securities to be traded for up to an additional six-month period (the “Additional Cure Period”) depending on the Company's specific circumstances. If the Exchange determines an Additional Cure Period is not appropriate, suspension and delisting procedures will commence in accordance with the procedures set out in Section 1010 hereof. If the Exchange determines that an Additional Cure Period of up to six months is appropriate and the Company fails to file its Delinquent Report and any subsequent delayed filings by the end of that period, suspension and delisting procedures will generally commence.

Receipt of the letter does not have any immediate effect on the listing of the Company’s shares on the Exchange, except that until the Company regains compliance with the Exchange’s listing standards, a “BC” indicator will be affixed to the Company’s trading symbol. The Company’s business operations and SEC reporting requirements are unaffected by the notification, provided that if the Filing Delinquency is not cured then the Company will be subject to the Exchange’s delisting procedures.

The Company is committed to filing the Report to achieve compliance with the Exchange’s requirements, and, although there are no guarantees it will do so, the Company expects to file the Report within the Initial Cure Period.

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About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented energy company. Through its majority-owned subsidiary, Viking Energy Group, Inc., Camber owns interests in oil and natural gas assets in the Gulf Coast and Mid-Continent regions. For more information, please visit the company's website at www.camber.energy.

Forward-Looking Statements

This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Any statements that are not historical facts contained in this press release are "forward-looking statements", which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions or economic conditions with respect to the oil and gas industry, the COVID-19 pandemic, the performance of management, actions of government regulators, vendors, and suppliers, our cash flows and ability to obtain financing, competition, general economic conditions and other factors that are detailed in Camber’s filings with the Securities and Exchange Commission. We intend that all forward-looking statements be subject to the safe-harbor provisions.

Contact Information

Investors and Media:

Tel. 281.404.4387 (ext.3)

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